Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of SOC Telemed, Inc. of our report dated August 17, 2020 relating to the financial statements of Specialists On Call, Inc., which appears in the Registration Statement on Form S-1 (No. 333-251042) of SOC Telemed, Inc.

/s/ PricewaterhouseCoopers LLP

McLean, Virginia

January 4, 2021